UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2022

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas U.S.A . 77056 (address)

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On February 21, 2022, Ashok Belani indicated that he will step down as Executive Vice President, Schlumberger New Energy, of Schlumberger Limited (the “Company,” “Schlumberger,” “our” or “us”), effective as of April 1, 2022, after a career with Schlumberger that began in 1980.

In addition, on February 22, 2022, Hinda Gharbi indicated that she will step down as the Company’s Executive Vice President, Services and Equipment, effective as of May 1, 2022, after a career with Schlumberger that began in 1996.

These changes provide the opportunity for us to further refine our organizational structure to support our three strategic pillars of Core, Digital and New Energy.

Effective as of April 1, 2022, our Digital and Integration division will be elevated to report directly to our Chief Executive Officer and will continue to be managed by Rajeev Sonthalia. Mr. Sonthalia is a 30-year Schlumberger veteran, currently serving as President of our Digital and Integration division, and he previously served as President of Integrated Performance Management, President of Integrated Drilling Services, President of Schlumberger Production Management, President of Asia Pacific, Vice President of Reservoir Characterization in the Eastern Hemisphere, and Director of Marketing and Corporate Strategy.

The remainder of Ms. Gharbi’s responsibilities will be assumed by Abdellah Merad as Executive Vice President, Core Services and Equipment. Mr. Merad is a 25-year Schlumberger employee, currently serving on the executive team as Executive Vice President, Performance Management. His previous positions include President of North America Land Production, President of the Production Group, Vice President, Controller, Operations, Vice President of Shared Services, and GeoMarket Manager for North Africa.

Mr. Belani’s responsibilities for Schlumberger New Energy will be assumed by Gavin Rennick. Mr. Rennick is a 23-year Schlumberger employee, having held roles as President of Software Integrated Solutions, Vice President, Engineering, Manufacturing and Sustaining for Drilling, GeoMarket Manager for Australia, New Zealand, and Papua New Guinea, and Integration Manager for the Cameron International merger, and currently serving on the executive team as Vice President, Human Resources.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The first two paragraphs of the introductory note above are incorporated by reference in this Item 5.02(b).

(e)

In conjunction with his decision to step down, Mr. Belani has entered into an agreement with the Company to serve as Senior Strategic Advisor to Schlumberger’s Chief Executive Officer through March 31, 2024, to support certain technology and innovation projects (the “Belani Agreement”). Mr. Belani has also agreed to certain restrictive covenants under the Belani Agreement, including three-year non-competition and non-solicitation undertakings, as well as confidentiality and non-disparagement undertakings and a waiver and release of claims.

In consideration for his services as Senior Strategic Advisor, the restrictive covenants, and the waiver and release, Mr. Belani will receive, for a two-year period: (1) an annual cash payment equal to his current base salary; (2) continued participation in Schlumberger’s health, welfare and insurance plans for which he is eligible as an employee; (3) continued accrual of benefits under Schlumberger’s pension and profit-sharing plans; and (4) a cash incentive award for 2022 prorated for the period worked until April 1, 2022, to be paid in early 2023 upon achievement of previously established personal and financial performance targets. In addition, because Mr. Belani is eligible for retirement under the terms of Schlumberger’s long-term equity incentive (“LTI”) award agreements, his outstanding LTI awards will continue to vest in accordance with the terms applicable to those grants. If the undertakings in the Belani Agreement are breached, the Company may immediately stop payment of all cash amounts that would otherwise be due, all outstanding equity awards will be subject to cancellation, and the Company may require repayment of consideration previously paid or vested under the agreement.

In addition, Ms. Gharbi has entered into an agreement with the Company under which she agreed to certain restrictive covenants, including three-year non-competition and non-solicitation undertakings, as well as confidentiality and non-disparagement undertakings and a waiver and release of claims (the “Gharbi Agreement”). Ms. Gharbi has also agreed to provide certain services to the Company during the term of the Gharbi Agreement.

In consideration for the restrictive covenants, the waiver and release, and the provision of certain services, Ms. Gharbi will receive: (1) for a three-year period, continued accrual of benefits under Schlumberger’s pension and profit-sharing plans based on her 2022 base salary; and (2) a cash incentive award for 2022 prorated for the period worked until May 1, 2022, to be paid at target. In addition, the performance share unit (“PSU”) and restricted stock unit awards previously granted to her in 2020 and 2021 will continue to vest in accordance with the terms applicable to those grants. Under the Gharbi Agreement, the PSU awards that Ms. Gharbi received in January 2022 are scheduled to vest at target in early 2025. If the undertakings in the Gharbi Agreement are breached, the Company may immediately stop payment of all cash amounts that would otherwise be due, all outstanding equity awards will be subject to cancellation, and the Company may require repayment of consideration paid or vested under the agreement.

The foregoing description of the Agreements is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreements, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Dianne Ralston
Dianne Ralston
Chief Legal Officer and Secretary

Date: February 23, 2022